UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): October 10, 2006
MARINER ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-32747 (Commission File Number)	86-0460233 (I.R.S. Employer Identification No.)

One BriarLake Plaza, Suite 2000 2000 West Sam Houston Parkway South Houston, Texas (Address of principal executive offices)	77042 (Zip Code)
Registrant’s telephone number, including area code: (713) 954-5500
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On October 10, 2006, Mariner Energy, Inc. (“Mariner”) commenced an exchange offer for its outstanding 7 1/2% Senior Notes due 2013. These notes originally were issued in an April 24, 2006 private offering in an aggregate principal amount of $300,000,000. Holders of these notes may exchange them for a like principal amount of a new issue of 7 1/2% Senior Notes due 2013 pursuant to an effective registration statement on Form S-4 filed with the Securities and Exchange Commission. Terms of the new notes are substantially identical to those of the original notes, except that the transfer restrictions, registration rights and special interest provisions relating to the original notes do not apply to the new notes. Original notes that are not exchanged will continue to be subject to transfer restrictions. The new registered notes will not be subject to transfer restrictions.
The exchange offer will expire at 5:00 p.m., New York City time, on November 9, 2006, unless extended. Tenders of the original notes must be made before the exchange offer expires and may be withdrawn at any time before the exchange offer expires.
Documents describing the terms of the exchange offer, including the prospectus and transmittal materials for making tenders, can be obtained from the exchange agent, Wells Fargo Bank, N.A., Corporate Trust Operations, Sixth and Marquette, MAC N9303-121, Minneapolis, MN 55479, telephone (800) 344-5128.
The press release announcing commencement of the exchange offer is attached as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits
(d)      Exhibits.

No.	Description

99.1	Press Release dated October 10, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MARINER ENERGY, INC.
Date: October 10, 2006	By:	/s/ Teresa G. Bushman
Teresa G. Bushman,
Senior Vice President and General Counsel

EXHIBIT INDEX

No.	Description

99.1	Press Release dated October 10, 2006.

4